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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report: March 31, 2000
                        (Date of earliest event reported)


                             AVANIR PHARMACEUTICALS
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)


            0-18734                                   33-0314804
   (Commission File Number)                (IRS Employer Identification No.)


       9393 Towne Centre Drive, Suite 200, San Diego, California   92121
               (Address of principal executive offices)          (Zip code)


                                 (858) 558-0364
               (Registrants telephone number, including area code)

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Item 5.  OTHER EVENTS

License Agreement with SmithKline Beecham

         On March 31, 2000, we signed an exclusive license agreement with SmithKline Beecham ("SKB"), to allow SKB to market our docosanol 10% cream as an over the counter treatment for cold sores in the United States and Canada.

        Under the terms of the license agreement, SmithKline Beecham Consumer Healthcare will be responsible for all sales and marketing activities and the manufacturing and distribution of docosanol 10% cream. Docosanol 10% cream is currently under review by the U.S. Food and Drug Administration ("FDA") and, if approved, will be the first over the counter product in the cold sore treatment category with FDA approval.

        The terms of the license agreement provide for our company to receive license fees and milestone payments up to $25 million, subject to achievement of certain milestones. The majority of the milestone payments are structured around obtaining FDA approval of our new drug application and product launch. A final portion of the payments is structured around achieving a sales performance milestone within 12 months of product launch. In addition, we will receive royalties for sales of docosanol 10% cream. A small portion of the $25 million was due upon signing the license agreement and has been paid and is nonrefundable. However, we will not receive the balance of milestone payments or the royalties if the FDA does not approve the use of docosanol 10% cream for sale over the counter as a treatment for cold sores. We believe the FDA's internal review guidelines may allow the Agency until Monday, June 5, 2000 to make a decision on our new drug application.

        In November 1999, the FDA informed us that our clinical data for docosanol 10% cream would be sufficient for approval as an over the counter product, provided that the FDA finds no serious discrepancies from a site audit conducted at a clinical study site in The Netherlands and that agreement can be reached with the Agency on labeling of the product for the over the counter market. The clinical study in The Netherlands was conducted in 1992-1993 by our European partner Yamanouchi Europe under our investigational new drug application. We have submitted final responses to all FDA questions about our new drug application along with proposed consumer product labeling. We are unaware of any other matters at this time that the FDA must still evaluate in order to make a decision on our new drug application.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

         10.1+ License Agreement, dated as of March 31, 2000, by and between AVANIR Pharmaceuticals, a California corporation, and SB Pharmco Puerto Rico Inc., a Puerto Rico corporation.

         99.1    Press release dated April 3, 2000.
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+  Confidential Treatment will be requested with respect to certain portions of this exhibit. Omitted portions will be filed separately with the Securities and Exchange Commission.


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SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        AVANIR PHARMACEUTICALS

Date:  May 4, 2000                      By:  /s/ GREGORY P. HANSON
                                            -----------------------------------
                                                 Gregory P. Hanson
                                                 Vice President, Finance and
                                                 Chief Financial Officer



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